Exhibit 99.B(b)

BY-LAWS

of

SEI ALPHA STRATEGY PORTFOLIOS, LP

A Delaware Limited Partnership (Effective June 29, 2007)

i

ii

iii

ARTICLE I

OFFICES

Section 1.               PRINCIPAL OFFICE.  The principal executive office of SEI Alpha Strategy Portfolios, LP (the “Fund”) shall be One Freedom Valley Drive, Oaks, PA 19456.  The Board of Directors (the “Board”) of the Fund may, from time to time, change the location of the principal executive office of the Fund to any place within or outside the State of Delaware.

Section 2.               OTHER OFFICES.  The Board may at any time establish branch or subordinate offices at any place or places where the Fund intends to do business.

ARTICLE II

MEETINGS OF INVESTORS

Section 1.               PLACE OF MEETINGS.  Meetings of Investors of the Fund or a particular Series or Class shall be held at any place within or outside the State of Delaware designated by the Board.  In the absence of any such designation by the Board, Investors’ meetings shall be held at the principal executive office of the Fund.

Section 2.               CALL OF MEETING.  A meeting of Investors of the Fund or of a particular Series or Class shall be called by the Secretary whenever ordered by the Board, by the chairman of the Board of Directors, or when requested in writing by the holder or holders of at least fifty percent of the outstanding Shares of the Fund or of the relevant Series or Class, entitled to vote, or any smaller percentage of the outstanding Shares of the Fund or of the relevant Series or Class, entitled to vote, as may be required by applicable law.   If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Directors, chairman of the Board of Directors or the Investors so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.  A meeting of Investors may be called for the purpose of electing Directors as provided in these By-Laws or for the purpose of taking action upon any other matter deemed by the Board to be necessary or desirable.  If the Fund is required under the Investment Company Act of 1940, as amended (the “1940 Act”), to hold an Investors’ meeting to elect Directors, the meeting shall be deemed an “annual meeting” for that year for purposes of the 1940 Act.

Section 3.               NOTICE OF INVESTORS’ MEETING.  All notices of meetings of Investors shall be sent or otherwise given in accordance with Section 4 of this Article II at least seven (7) business days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.  The notice of any meeting at which Directors are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election.  Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 4.               MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of any meeting of Investors shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Investor at the address of that Investor appearing on the books of the Fund or its transfer agent or given by the Investor to the Fund for the purpose of notice.  If no such address appears on the Fund’s books or is given, notice shall be deemed to have been given if sent to that Investor by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Fund’s principal executive office.  Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.  If any notice addressed to an Investor at the address of that Investor appearing on the books of the Fund is returned to the Fund marked to indicate that the notice to the Investor cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Investor on written demand of the Investor at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.  An affidavit of the mailing or other means of giving any notice of any Investors’ meeting may be executed by the Secretary, Assistant Secretary or any transfer agent of the Fund giving the notice and, if such affidavit is prepared, shall be filed and maintained in the records of the Fund.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.               ADJOURNED MEETING; NOTICE.  Any Investors’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Investors present in person or by proxy, or by the chairperson of the meeting.  Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at an Investors’ meeting prior to adjournment.  When any Investors’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original Investors’ meeting, in which case the Board shall set a new record date.  If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Investor of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II.  At any adjourned meeting, the Fund may transact any business that might have been transacted at the original meeting.

Section 6.               VOTING.  The Investors entitled to vote at any meeting of Investors shall be determined in accordance with the provisions of these By-laws, as in effect at such time.  The Investors’ vote may be by voice vote or by ballot.  On any matter other than elections of Directors, any Investor may vote part of the Investors’ Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Investor fails to specify the number of Shares which the Investor is voting affirmatively, it will be conclusively presumed that the Investor’s approving vote is with respect to the total Shares that the Investor is entitled to vote on such proposal.  Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at an Investors’ meeting.  Abstentions and broker non-votes will be treated as votes present at an Investors’ meeting, but will not be treated as votes cast.  Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority of outstanding voting securities for approval.

Section 7.               QUORUM.  Except when a larger quorum is required by applicable law, the Fund’s Agreement of Limited Partnership, as amended and restated from time to time (the “Partnership Agreement”), or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Shares present in person or represented by proxy and entitled to vote at an Investors’ meeting shall constitute a quorum at such meeting.  When a separate vote by one or more Series or Classes is required, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or Class present in person or represented by proxy and entitled to vote shall constitute a quorum at an Investors’ meeting of such Series or Class.

Section 8.               WAIVER OF NOTICE BY CONSENT OF ABSENT INVESTORS.  The transactions of a meeting of Investors, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy.  Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.  Whenever notice of a meeting is required to be given to an Investor under the Partnership Agreement or these By-Laws, a written waiver thereof, executed before or after the meeting by such Investor or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 9.               PROXIES.  Every Investor entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Investor and filed with and verified by the Secretary of the Fund or the inspector of election; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 9.  Every proxy shall be dated, but need not be witnessed or acknowledged.  A proxy shall be deemed signed if the Investor’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Investor or the Investor’s attorney-in-fact.  A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Investor executing it by a written notice delivered to the Fund prior to the exercise of the proxy or by the Investor’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Investor is received by the Fund before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of six (6) months from the date of the proxy unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

With respect to any Investors’ meeting, the Board may act to permit the Fund to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any co-

owner or co-fiduciary, unless at or prior to exercise of the proxy, the Secretary of the Fund receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of an Investor shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.  Unless otherwise specifically limited by their terms, all proxies shall entitle the holders thereof to vote at any adjournment of the Investors’ meeting but shall not be valid after the final adjournment of such meeting.

Section 10.             INVESTOR ACTION BY WRITTEN CONSENT.  Any action that may be taken at any meeting of Investors may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted.  All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund’s records.  Any Investor giving a written consent, the Investor’s proxy holders or an authorized personal representative of the Investor may revoke the consent by a writing received by the Secretary of the Fund before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.  If the consents of all Investors entitled to vote have not been solicited in writing, and if the written consent of all such Investors shall not have been received, the Secretary shall give prompt notice of the action taken without a meeting to such Investors to the extent required by law.  This notice shall be given in the manner specified in these By-Laws.

Section 11.             RECORD DATES.  For purposes of determining the Investors entitled to notice of any meeting, to vote at any meeting, or to give consent to action without a meeting, the Board may fix in advance a record date that shall not be more than one hundred (100) days nor less than seven (7) days before the date of any such meeting.

If the Board does not so fix a record date:

(a) the record date for determining Investors entitled to notice of or to vote at a meeting of Investors shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

(b) the record date for determining Investors entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

For the purpose of determining the Investors of the Fund or any Series or Class who are entitled to receive payment of any distribution, the Board may, from time to time, fix a date, which shall be before the date for the payment of such distribution, as the record date for determining the Investors of the Fund or such Series or Class having the right to receive such distribution.  Nothing in this Section shall be construed as precluding the Board from setting different record dates for different Series or Classes.

Section 12.             INSPECTOR OF ELECTION.  Before any meeting of Investors, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment.  If no inspector of election is so appointed, the chairperson of the meeting may appoint an inspector of election at the meeting.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may appoint a person to fill the vacancy.  The inspector shall: (a) determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result of voting or consents; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all Investors.

ARTICLE III

DIRECTORS

Section 1.               NUMBER, ELECTION AND TENURE.  The number of Directors constituting the Board may be fixed from time to time by a resolution approved at a duly constituted meeting by a majority of the Board, provided, however, that the number of Directors shall in no event be less than one (1) nor more than twenty (20).  The Board, by action of a majority of the then Directors at a duly constituted meeting, may remove any Director with or without cause.  The Investors may elect Directors at any meeting of Investors called by the Board for that purpose.  A meeting of Investors for the purpose of electing one or more Directors may be called by the Board or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Investors.  Investors shall have the power to remove a Director only to the extent provided by the 1940 Act and the rules and regulations thereunder or the Partnership Agreement.  Each Director shall serve during the continued lifetime of the Fund (or as otherwise provided in the Partnership Agreement) until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Investors called for the purpose of electing Directors and until the election and qualification of his or her successor.  Any Director may resign at any time by written instrument signed by him or her and delivered to the other Directors or the Secretary of the Fund.  Such resignation shall be effective upon receipt unless specified to be effective at some later time.  Except to the extent expressly provided in a written agreement with the Fund, no Director who resigns or is removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.  The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Directors pursuant to the authorization contained in this Section 1.

Section 2.               POWERS.  Subject to the applicable provisions of the Partnership Agreement and these By-Laws relating to action required to be approved by the Investors, the business and affairs of the Fund shall be managed and controlled by or under the direction of the

Board, pursuant to authority delegated to it by the General Partner under the Partnership Agreement.

Section 3.               CHAIRMAN OF THE BOARD OF DIRECTORS (“CHAIRMAN”).  The Board may elect from among its members a Chairman of the Board to hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws.  The Chairman shall at all times meet all applicable regulatory and other relevant requirements for serving in such capacity, if any.  The Chairman may also be an officer of the Fund, and shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions and such other duties and powers as may be assigned from time to time by the Board of Directors or prescribed by these By-Laws.  It shall be understood that the election of any Director as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Director in the absence of such election, and no Director who is so elected shall be held to a higher standard of care by virtue thereof.  In addition, election as Chairman shall not affect in any way that Director’s rights or entitlement to indemnification under the Partnership Agreement, By-Laws or otherwise by the Fund.  Each Director, including the Chairman, shall have one vote.

Resignation.  The Chairman may resign at any time by giving written notice of resignation to the Board at the principal office of the Fund.  Any such resignation shall take effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal.  The Chairman may be removed by majority vote of the Board with or without cause at any time.

Vacancy.  Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled by the majority vote of the Board.

Absence.  If, for any reason, the Chairman is absent from a meeting of the Board, the Board may select from among its members who are present at such meeting a Director to preside at such meeting.

Section 4.               VACANCIES.  Vacancies in the Board may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, unless the Board calls a meeting of Investors for the purpose of filling such vacancies.  In the event of the death, resignation, removal, declaration as bankrupt or incapacity of all of the then Directors, the Fund’s investment adviser or advisers is or are, as the case may be, empowered to appoint new Directors subject to the provisions of Section 16(a) of the 1940 Act.

Section 5.               PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  Except as otherwise provided herein or from time to time in the 1940 Act or in the Partnership Agreement, all meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Fund.  Any meeting, regular or special, may be held by means of a conference telephone or videophone or similar communications equipment, so long as all Directors participating in the meeting can hear one another and can communicate with each other simultaneously, and participation by such means shall constitute presence in person at a meeting.  Any action by the Directors may be taken without a meeting if a written consent (including an electronic writing) thereto is signed (manually or electronically) by all the Directors and filed with the records of the Directors’ meetings.  Such consent shall be treated as a vote of the Directors for all purposes.  Written consents may be executed in counterparts, which, when taken together, constitute a validly executed consent of the Directors.

Section 6.               REGULAR MEETINGS.  Regular meetings of the Board may be held without call or notice at such places and at such times as shall, from time to time, be fixed by the Board, provided that any Director who is absent when such determination is made shall be given notice of the determination.  Such regular meetings may be held without notice.  When all the Directors shall be present at any meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto in the record of such meeting, the action of such meeting shall be valid as if such meeting had been regularly held.

Section 7.               SPECIAL MEETINGS.  Special meetings of the Board, for any purpose or purposes, shall be called at any time at the written request (including an electronic writing) of the chairman of the Board, the President, the Secretary or any Director.  If the Secretary of the Fund, when so requested, refuses or fails for more than twenty-four hours to call such meeting, the chairman, President, or such Director may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is given by the Secretary.  Notice of the time and place of special meetings shall be given, at least two (2) days before the special meeting, personally, or by telephone to each Director or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Director at that Director’s address as it is shown on the records of the Fund by the Secretary or any Assistant Secretary of the Fund.  Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director.  The notice need not specify the purpose of the meeting (unless otherwise required by law) or the place if the meeting is to be held at the principal executive office of the Fund.

Section 8.               QUORUM.  A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 10 and 11 of this Article III.  Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Partnership Agreement or applicable law.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9.               WAIVER OF NOTICE.  Notice of any meeting need not be given to any Director who, either before or after the meeting, signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Fund or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Director who personally attends the meeting without protesting before or at its commencement about the lack of notice to that Director or the validity of said meeting.

Section 10.             ADJOURNMENT.  A majority of the Directors present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place until a quorum is present.

Section 11.             NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given.

Section 12.             FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees may receive such compensation, if any, including a stated salary, for their services and such reimbursement of expenses for attendance at each meeting as may be fixed or determined by the Board.  This Section 12 shall not be construed to preclude any Director from serving the Fund in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

POWERS AND DUTIES OF THE EXECUTIVE AND OTHER COMMITTEES

Section 1.               EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS.  The Board may elect from its own number an Executive Committee to consist of not less than two (2) members.  The Executive Committee shall be elected by a resolution passed by a vote of at least a majority of the Directors then in office.  The Board may also, by resolution adopted by a majority of the authorized number of Directors, designate one or more other committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board.  The Board may designate one or more Directors as alternate members of any other committee who may replace any absent member at any meeting of the committee.  Any other committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to: (a) the approval of any action that under the Partnership Agreement or applicable law also requires Investors’ approval or requires approval by a majority of the entire Board or certain members of the Board; (b) the filling of vacancies on the Board or in any committee; (c) the fixing of compensation of the Directors for serving on the Board or on any committee; (d) the amendment or repeal of the Partnership Agreement or of these By-Laws or the adoption of a new Partnership Agreement or new By-Laws; (e) the amendment or repeal of any resolution of the Board which, by its express terms, is not so amendable or repealable; or (f) the appointment of any other committees of the Board or the members of these committees.

Section 2.               EXECUTIVE COMMITTEE TO REPORT TO DIRECTORS.  All actions by the Executive Committee shall be reported to the Directors at their meeting next succeeding such actions.

Section 3.               PROCEDURE OF EXECUTIVE COMMITTEE.  The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Directors.  It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Directors.  The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Executive Committee present shall be necessary for the taking of any action.

Section 4.               POWERS OF EXECUTIVE COMMITTEE.  During the intervals between the meetings of the Directors, the Executive Committee, except as limited by these By-Laws or by specific directions of the Directors, shall possess and may exercise all the powers of the Directors in the management and direction of the business and conduct of the affairs of the Fund in such manner as the Executive Committee shall deem to be in the best interests of the Fund.  Notwithstanding the foregoing, the Executive Committee shall not have the power to elect or remove Directors, increase or decrease the number of Directors, elect or remove any officer, declare allocations among Investors, issue Shares or recommend to Investors any action requiring Investor approval.

Section 5.               COMPENSATION.  The members of any duly appointed committee shall receive such compensation and/or fees as from time to time may be fixed by the Directors.

Section 6.               MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee.  Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  Subject to Sections 3 and 4 of Article IV of these By-Laws, the Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.  Any action required or permitted to be taken at any meeting of the Directors, the Executive Committee or any other duly appointed committee may be taken without a meeting if consents in writing (including an electronic writing) setting forth such action are signed (manually or electronically) by all members of the Board or such committee and such consents are filed with the records of the Fund.  In the event of the death, removal, resignation or incapacity of any Board or committee member prior to that Director signing such consent, the remaining Board or committee members may re-constitute themselves as the entire Board or committee until such time as the vacancy is filled in order to fulfill the requirement that such consents be signed by all members of the Board or committee.

ARTICLE V

OFFICERS AND THEIR ELECTION

Section 1.               OFFICERS.  The officers of the Fund shall be a President, a Secretary, and a Treasurer.  The Fund may also have, at the discretion of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more

Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may be appointed in accordance with the provisions of Section 3 and Section 12 of this Article V.  Any number of offices may be held by the same person.  Any officer may be, but need not be, a Director or Investor.  Any officer, or such other person as the Board may appoint, may preside at the meetings of the Investors.

Section 2.               ELECTION OF OFFICERS.  The officers of the Fund shall be elected by the Board.  Each officer shall hold office until the election and qualification of his successor, or until earlier resignation or removal.

Section 3.               SUBORDINATE OFFICERS.  A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve subject to ratification by the Board of Directors at its next regular meeting.

Section 4.               REMOVAL AND RESIGNATION OF OFFICERS.  Any officer elected by the Board of Directors or whose appointment has been ratified by the Board of Directors may be removed with or without cause at any time by a majority vote of the Directors.  Any other employee of the Fund may be removed or dismissed at any time by the President.  Any officer may resign, at any time, by filing a written resignation with the Board of Directors, the Chairman of the Board of Directors (if there is one), with the President, or with the Secretary.  Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice.  Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Fund under any contract to which the officer is a party.

Section 5.               VACANCIES IN OFFICES.  Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled by the President.  A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer.  Any appointment to fill any vacancy shall serve subject to ratification by the Board of Directors at its next regular meeting.

Section 6.               PRESIDENT.  Subject to such powers as may be given by the Board to the Chairman of the Board, the President shall be the principal operating and executive officer of the Fund and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Fund.  The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.  The President shall be authorized to sign documents on behalf of the Fund.

Section 7.               VICE PRESIDENTS.  In the absence or disability of the President, the Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, if any, in order of their rank as fixed by the Board or if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President.  The Executive Vice President, Senior Vice Presidents or Vice Presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, or the President.  Any Executive Vice Presidents, Senior Vice Presidents or Vice Presidents shall be authorized to sign documents on behalf of the Fund.

Section 8.               SECRETARY.  The Secretary shall keep, or cause to be kept at the principal executive office of the Fund, or such other place as the Board may direct, a book of minutes of all meetings and actions of the Board, any committees of the Board and all meetings of Investors, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at the Directors’ meetings or committee meetings, the number of Shares present or represented at Investors’ meetings, and the proceedings.  The Secretary shall be the custodian of the records of the Fund.  The Secretary shall cause to be kept at the principal executive office of the Fund or at the office of the Fund’s transfer agent or registrar, as determined by resolution of the Board, a Share register or a duplicate Share register showing the names of all Investors in the Fund or each Series and Class thereof and their addresses, and the number of Shares of the Fund or each Series and Class held by each, and the Secretary shall make all proper changes in such register, retaining and filing the Secretary’s authority for such entries.  The Secretary shall give or cause to be given notice of all meetings of Investors and of the Board required by these By-Laws or by applicable law to be given; shall see that the books, reports, statements, and all other documents and records required by law are properly kept and filed; and in general shall have such other powers and shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be prescribed by the Board, the President, the Executive Committee or by these By-Laws.  The Secretary, and any Assistant Secretary appointed by the Secretary pursuant to these By-Laws, shall be authorized to sign documents on behalf of the Fund.

Section 9.               TREASURER.  The Treasurer shall be the principal financial and accounting officer of the Fund and shall keep and maintain or cause to be kept and maintained adequate and correct financial books and records of accounts of the properties and business transactions of the Fund, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares.  The Treasurer shall deposit all monies and securities in the name and to the credit of the Fund with such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Fund as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all of his/her transactions as chief financial officer and of the financial condition of the Fund and shall have other powers and perform such other duties as may be prescribed by the Board, the President, the Executive Committee or these By-Laws.  The Treasurer shall be authorized to sign documents on behalf of the Fund.

Section 10.             CHIEF COMPLIANCE OFFICER.  The Chief Compliance Officer shall be responsible for administering the Fund’s policies and procedures approved by the Board under Rule 38a-1 of the Investment Company Act of 1940, as amended.  Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of the Chief Compliance Officer are subject to Rule 38a-1 under the Investment Company Act of 1940, as amended.

Section 11.             CHIEF LEGAL OFFICER.  A Chief Legal Officer may serve as Chief Legal Officer for the Fund, solely for purposes of complying with the attorney conduct rules

(“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”).  The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act.  The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 12.             OTHER OFFICERS.  The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board.  The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 13.             SALARIES.  The salaries of the officers, if any, shall be fixed from time to time by the Board.  No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director.

ARTICLE VI

BOOKS AND RECORDS

Section 1.               MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The Fund shall keep, at its principal executive office or at the office of its transfer agent or registrar, or at such office or agency of the Fund as may, from time to time, be determined by the Secretary of the Fund, a record of its Investors, providing the names and addresses of all Investors in the Fund or each Series and Class thereof and the number of Shares of the Fund or each Series and Class held by each Investor.

Section 2.               MAINTENANCE OF BY-LAWS.  The Fund shall keep, at its principal executive office, the original or a copy of these By-Laws, as amended from time to time.

Section 3.               MAINTENANCE AND INSPECTION OF RECORDS.  The accounting books and records and minutes of proceedings of the Investors and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or, in the absence of such designation, at the principal executive office of the Fund.  The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  The Board shall, from time to time, determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Fund maintained on behalf of the Fund or each Series or Class or any of them shall be open to the inspection of the Investors of the Fund or any Series or Class; and no Investor shall have any right of inspecting any account or book or document of the Fund except that, to the extent such account or book or document relates to the Series or Class in which it is an Investor or the Fund generally, such Investor shall have such right of inspection as conferred by law or authorized by the Board or by resolution of the Board.

Section 4.               INSPECTION BY DIRECTORS.  Every Director shall have the absolute right, at any reasonable time, to inspect all books, records, and documents of every kind and the physical properties of the Fund.  This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII

DISTRIBUTIONS

Section 1.               DECLARATION OF DISTRIBUTIONS.  Distributions upon the Shares of the Fund may, subject to the provisions of the Partnership Agreement, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law.  Distributions may be paid in cash, in property, or in Shares of the Fund.

Section 2.               RESERVES.  Before payment of any distribution, there may be set aside, out of any funds of the Fund available for distribution, such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Fund, or for such other purpose as the Board shall deem to be in the best interests of the Fund, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII

GENERAL MATTERS

Section 1.               DEFINITIONS.  Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Partnership Agreement.

Section 2.               CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable to the Fund shall be signed or endorsed by such officers, employees or agents, as shall from time to time be designated by the Board or the Executive Committee, or as may be specified in or pursuant to the agreement between the Fund, on behalf of any Series, and the custodian appointed pursuant to the provisions of the Partnership Agreement.

Section 3.               CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board or the Executive Committee, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents of the Fund, to enter into any agreement or execute and deliver any instrument in the name of the Fund on behalf of any Series, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by the Executive Committee or by the Partnership Agreement or these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Fund by any agreement, contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.  Notwithstanding the foregoing, the President and any Vice President may enter into any agreement or execute and deliver any instrument in the name of the Fund on behalf of any Series without specific or general authorization by the Board or the Executive Committee if such agreement or written instrument is in the ordinary course of the Fund’s business and is routine or non-material.

Section 4.               ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES.  All endorsements, assignments, stock powers, other instruments of transfer or directions for the transfer of portfolio securities or other property, whether or not registered in nominee form, shall be made by such officers, employees, or agents as may be authorized by the Board or the Executive Committee.

Section 5.               EVIDENCE OF AUTHORITY.  Anyone dealing with the Fund shall be fully justified in relying on a copy of a resolution of the Board or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary of the Fund.

Section 6.               REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY THE FUND.  The Chairman, the President or any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers or any other person authorized by the provisions of such person’s properly approved written agreement with the Fund, is authorized to vote or represent, on behalf of the Fund, any and all shares of any corporation, fund, trust, or other entity, foreign or domestic, standing in the name of the Fund.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 7.               EQUITABLE SHARES NOT RECOGNIZED.  The Fund shall be entitled to treat an Investor of record of any Shares of the Fund or a Series or Class as the absolute owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such Shares of the Fund or a Series or Class on the part of any other person, whether or not the Fund shall have express or other notice thereof, except as may be otherwise expressly provided by law.

Section 8.               TRANSFER AGENT AND REGISTRAR; REGULATIONS.  The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of Shares and may appoint a transfer agent and/or registrar of Shares of the Fund or each Series.

Section 9.               FISCAL YEAR.  The fiscal year of the Fund and each Series shall be as designated from time to time by the Board.  The fiscal year of the Fund and each Series may be refixed or changed, from time to time, by resolution of the Board.

Section 10.             FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.  The provisions of Article VII of the Partnership Agreement do not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Fund as defined in Section 3(a) of Article VII of the Partnership Agreement.  Nothing contained in Article VII of the Partnership Agreement shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise that shall be enforceable to the extent permitted by applicable law other than Article VII of the Partnership Agreement.

ARTICLE IX

AMENDMENTS

These By-Laws may be restated and/or amended at any time, without the approval of the Investors, by a majority vote of the then Board.

ARTICLE X

REPORT TO INVESTORS

The Board, so long as required by applicable law, shall at least semi-annually submit to the Investors of the Fund or each Series or Class a written financial report of the transactions of the Fund or that Series or Class, including financial statements that shall at least annually be certified by independent public accountants.

ARTICLE XI

WAIVERS OF NOTICE

Whenever any notice whatsoever is required to be given under the provisions of any statute of the State of Delaware, or under the provisions of the Partnership Agreement or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or presence at a meeting to which such person was entitled notice of, shall be deemed equivalent thereto.  A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled, or sent by wireless.  Any notice shall be deemed to be given if mailed at the time when the same shall be deposited in the mail.